================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549

                            --------------------

                                SCHEDULE 14A
                               (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                 PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

                            --------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement           [ ]   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a- 6(e)(2))

[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section  240.14a-11(c) or Section
      240.14a-12

                       NATIONAL EDUCATION CORPORATION
________________________________________________________________________________
              (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:_____________________________________________

      2) Aggregate number of securities to which transaction applies:_____________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:__________________

      4)  Proposed maximum aggregate value of
          transaction:_________________________________________

      5)  Total fee paid:______________________________________


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:______________________________

      2)  Form, Schedule or Registration Statement
          No.:_________________________________________________

      3)  Filing Party:________________________________________

      4)  Date Filed:__________________________________________


================================================================================

[National Education Corporation letterhead]                          PRELIMINARY
                                                                 PROXY MATERIALS





                                                                   April 5, 1996





Dear Stockholder:

      You are cordially invited to attend the 1996 Annual Meeting of Stockholders of National Education Corporation, to be held on Wednesday, May 29, 1996, at the Radisson Lackawanna Station Hotel, 700 Lackawanna Avenue, Scranton, Pennsylvania 18503, beginning at 8:30 a.m., local (east coast) time.

      The business to be conducted at the Annual Meeting includes the election of three Directors, approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of shares of the Company's Common Stock from 50,000,000 to 65,000,000, ratification of the selection of independent public accountants, and consideration of any other matters which may properly come before the Annual Meeting and any adjournment thereof.

      The Company's audited financial statements, certain general information, five-year highlights and financial review are contained in the enclosed Appendix to the Proxy Statement as a separately bound document to facilitate retention as a reference source. The Company's Summary Annual Report, which will be mailed shortly, will contain our letter to stockholders, a financial and operating review and outlook, condensed financial statements and five-year highlights, as well as other information of topical interest.

      It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

      I look forward to seeing you at the Annual Meeting.

                                        Sincerely,




                                           David C. Jones
                                           Chairman of the Board

[National Education Corporation letterhead]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 29, 1996

To the Stockholders of National Education Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of National Education Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Lackawanna Station Hotel, 700 Lackawanna Avenue, Scranton, Pennsylvania 18503, on Wednesday, May 29, 1996, at 8:30 a.m., local (east coast) time, for the following purposes:

      (1) To elect three Directors of the Company to hold office for a three-year term or until their respective successors are elected and qualified;

      (2) To consider approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of shares of the Company's Common Stock from 50,000,000 to 65,000,000;

      (3) To consider and act upon the ratification of the selection of Price Waterhouse LLP as the independent public accountants for the Company; and

      (4) To transact any such business as may properly come before the Annual Meeting and any adjournment thereof.

      Stockholders of record as of the close of business on April 1, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the offices of the Company's subsidiary, ICS Learning Systems, Inc., 925 Oak Street, Scranton, Pennsylvania, for a period of ten days prior to the Annual Meeting.

                                           By Order of the Board of Directors




                                                   Philip C. Maynard
                                                         Secretary

Irvine, California
April 5, 1996




                             YOUR VOTE IS IMPORTANT

   PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

[National Education Corporation Letterhead]





                                PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Education Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 29, 1996, at 8:30 a.m., local (east coast) time. The Annual Meeting will be held at the Radisson Lackawanna Station Hotel, 700 Lackawanna Avenue, Scranton, Pennsylvania 18503. This Proxy Statement and the accompanying proxy are first being mailed on or about April 5, 1996.

REVOCABILITY OF PROXIES

      An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the Annual Meeting, any such notice or subsequent proxy must be delivered to the Secretary at the principal executive offices of the Company, located at one of the following addresses: 18400 Von Karman Avenue, Suite 1100, Irvine, California 92715, on or before April 12, 1996, or 2601 Main Street, Suite 700, Irvine, California 92714, after April 12, 1996. On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual
Meeting prior to the time of the vote.   Accordingly, the execution of the
enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the stockholder has revoked his or her proxy prior to its exercise in accordance with the above instructions.

VOTING AND SOLICITATION

      On April 1, 1996, the record date with respect to this solicitation, ____________________ shares of the Company's common stock ("Common Stock") were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

      Quorum. In order to have a valid Annual Meeting, stockholders holding at least one-half of the Company's Common Stock that is issued, outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy (a "Quorum"). Both abstentions (also referred to as withheld votes) and broker non-votes are counted by the Company for purposes of determining whether a Quorum is present at the Annual Meeting for the transaction of business.

      Vote Required. The three Director nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted will be elected as Directors. Accordingly, abstentions and broker non-votes will have no effect in determining which Directors receive the highest number of votes. Approval of the amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock; accordingly, abstentions and broker non- votes will have the same effect as a vote against that matter. Ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants, and any other matter that properly comes before the Annual Meeting, must be accomplished by the affirmative votes of a majority of the shares present or represented and entitled to be voted on the matters at the Annual Meeting; accordingly, an abstention will have the same effect as a vote against those matters, but broker non-votes will not be counted for purposes of determining whether those matters are approved.

      The shares represented by all valid proxies received will be voted in accordance with the specifications therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of the three nominees listed below, FOR approval of the amendment to the Company's Restated Certificate of Incorporation, and FOR the ratification of the Company's selection of independent public accountants. As to any other business which may properly come before the Annual Meeting, they will vote in accordance with their best judgment. The Company presently does not know of any other such business.

      Solicitation. Proxies will be solicited principally by mail and the costs will be borne by the Company. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock. Officers and other employees of the Company may conduct solicitation of proxies personally, by telephone, or by special letter without any additional compensation. The Company has engaged D.F. King & Co., Inc. ("King") to solicit proxies and distribute materials to banks, brokerage houses and other custodians and nominees. The Company will pay King $5,500 for these services.


                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

      Three Directors are to be elected to the Company's Board of Directors at the Annual Meeting. The Board currently consists of eleven members divided into three classes. Three incumbent Directors whose terms expire this year, Messrs. David Bonderman, Michael R. Klein and John J. McNaughton, have been nominated for re-election to serve three-year terms. Each Director elected will serve the term for which he was nominated and until the election and qualification of his successor or until his earlier resignation or removal.

      The Board of Directors currently has fixed its size at eleven members.
On May 4, 1995, the Board of Directors passed a resolution increasing the size of the Board from ten members to eleven members, effective May 8, 1995, in order to add Mr. Sam Yau to the Board of Directors. Mr. Yau's Executive Employment Agreement dated May 8, 1995, named Mr. Yau President and Chief Executive Officer of the Company and provides that, during the term of that Agreement, Mr. Yau will serve a member of the Board of Directors. See "Executive Compensation and Other Information-Severance Benefits and Employment Arrangements" below. Effective June 27, 1995, the Board of Directors passed a resolution decreasing the Board size to ten members upon the retirement of Mr. Jerome W. Cwiertnia from the Board. Effective October 9, 1995, the Board of Directors passed a resolution increasing the Board size back to eleven members and named David R. Dukes, Co-Chairman of Ingram Micro Inc., a personal computer products wholesaler, to fill the vacancy created by the increase. Mr. Dukes' term as a Director will continue until the Company's 1997 Annual Meeting of its Stockholders or until the election and qualification of his successor, or until his earlier resignation or removal.

      From time to time in the future, the Nominating Committee of the Board of Directors may identify qualified potential Board members who would add to the Board's expertise, experience and diversity, particularly in the education and new technologies fields. The Board reserves the right to increase its size during the year to accommodate qualified candidates.

      Each stockholder is entitled to one vote per share for each of the three offices of Director to be elected. The candidates receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. The shares represented by the proxies solicited hereunder will be voted in favor of the three nominees named below unless authorization to do so is withheld in the proxy. If any nominee should become unavailable to serve as a Director, which contingency is not presently anticipated, the persons named in the proxy, or their substitutes, will be authorized to vote for such other person or persons as the Board of Directors may designate.

      The following table provides information regarding each nominee and the other continuing members of the Board of Directors, including each person's age as of April 1, 1996. Titles are as officers of the Company unless otherwise indicated.

                                                  BUSINESS EXPERIENCE DURING LAST                        DIRECTOR
   NAME AND AGE                                 FIVE YEARS AND OTHER DIRECTORSHIPS                         SINCE
   ------------                                 ----------------------------------                       ---------
                                   CURRENT NOMINEES -- TERM EXPIRING IN 1999

David Bonderman (53)                Managing General Partner of TPG Partners, L.P., an                     1993
                                    investment partnership, from December 1993 to the present.
                                    Indirect managing general partner of various investment
                                    partnerships from August 1992 to December 1993.  Vice
                                    President and Chief Operating Officer of Keystone, Inc.
                                    (formerly Robert M. Bass Group, Inc.) from July 1983 to
                                    August 1992.  Director of National Re Corporation, Bell &
                                    Howell Holdings Company and Carr Realty Corporation, and
                                    Chairman of the Board of Continental Airlines, Inc.

Michael R. Klein (53)               Partner, Wilmer, Cutler & Pickering law firm since 1974.               1991
                                    Chairman of Realty Information Group, Inc. since 1987.
                                    Director of Steck-Vaughn Publishing Corporation since May
                                    1993.

John J. McNaughton (73)             Founder of the Company.  President and Chairman of the                 1954
                                    Board from 1954 to 1980 and Chairman of the Board from
                                    1954 until retirement in 1988.  Director of Intervisual
                                    Books International.  Owner of McNaughton Farms.

                                  CURRENT DIRECTORS -- TERM EXPIRING IN 1997

David R. Dukes (52)                 Co-Chairman of Ingram Micro Inc., a personal computer                  1995
                                    products wholesaler, since January 1993, and President of
                                    Ingram Micro Inc. from September 1989 to January 1993.
                                    Chief Executive Officer of Ingram Alliance-Reseller
                                    Company since its formation in July 1994.

Leonard W. Jaffe (77)               Vice Chairman of the Board since July 1989.  Private                   1976
                                    investor and consultant.  Director of Steck-Vaughn
                                    Publishing Corporation since May 1993.

Frederic V. Malek (59)              Co-Chairman of CB Commercial Real Estate Group, Inc. since             1984
                                    April 1989.  Chairman of Thayer Capital Partners since
                                    April 1993.  Vice Chairman of Northwest Airlines from June
                                    1990 through December 1991.  President of Northwest
                                    Airlines from September 1989 through June 1990.  Prior to
                                    1989, President of Marriott Hotels and Resorts.  Director
                                    of Automatic Data Processing, Inc., FPL Group, Inc.,
                                    various PaineWebber Mutual Funds, American Management
                                    Systems, Inc., Manor Care, Inc., Caterair International,
                                    ICF Kaiser, Inc., Intrav, Inc. and Northwest Airlines,
                                    Inc.  Campaign Manager, Bush-Quayle '92, from December
                                    1991 to November 1992.

                                                  BUSINESS EXPERIENCE DURING LAST                        DIRECTOR
   NAME AND AGE                                 FIVE YEARS AND OTHER DIRECTORSHIPS                         SINCE
   ------------                                 ----------------------------------                       ---------
William D. Walsh (65)               General Partner of Sequoia Associates, an investment                   1987
                                    partnership.  Chairman of the Boards of Champion Road
                                    Machinery Limited and Newell Industrial Corporation.
                                    Director of URS Corporation, Newcourt Credit Group, Inc.
                                    and Consolidated Freightways, Inc.  Director of Basic
                                    Vegetable Products Corporation.  Member of the Board of
                                    Visitors, University of Southern California School of
                                    Business Administration.  Member of the Visiting Committee
                                    for Harvard Law School.

                                  CURRENT DIRECTORS -- TERM EXPIRING IN 1998

Richard C. Blum (60)                Chairman of Richard C. Blum & Associates, L.P., a merchant             1987
                                    banking firm.  Vice Chairman of URS Corporation and
                                    Director of Sumitomo Bank of California, Triad Systems
                                    Corporation, Shaklee Corporation, Northwest Airlines
                                    Corporation and C.B. Commercial Holdings, Inc.  Special
                                    foreign advisor to Shanghai International Trust and
                                    Investment Company (China).

David C. Jones (74)                 Chairman of the Board since July 1989.  Acting Chief                   1983
                                    Executive Officer from July 1989 to April 1990.
                                    Consultant and lecturer since July 1982.  Chairman of the
                                    Joint Chiefs of Staff from June 1978 through June 1982.
                                    Member of the Board of Advisors for SRA International,
                                    Inc., an information technology company.  Chairman of the
                                    Board of Advisors of the National Civilian Community
                                    Corps.

Paul B. MacCready (70)              Chairman of the Board, AeroVironment, Inc.  Director of                1992
                                    MacNeal-Schwendler Corporation.

Sam Yau (47)                        President, Chief Executive Officer and a Director of the               1995
President and Chief                 Company since May 1995.  Chief Operating Officer of
Executive Officer                   Advacare, Inc., a medical management company, from May
                                    1993 to November 1994.  Senior Vice President of Finance
                                    and Administration for Archive Corporation (now part of
                                    Seagate Technologies Inc.), a computer storage (tape)
                                    company, from May 1987 to May 1993.  Director of Steck-
                                    Vaughn Publishing Corporation and Milcom International,
                                    Inc.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

DIRECTORS' FEES AND BENEFITS

      The Company pays each of its Directors who is not an employee of the Company an annual fee of $15,000. Pursuant to the Company's Amended and Restated 1991 Directors' Stock Option and Award Plan, such annual fee is paid in the form of Common Stock of the Company, valued at the fair market value of such Common Stock (in addition, $15,000 of the Chairman of the Board's annual salary is paid in Common Stock of the Company rather than in cash). In addition, each Director who is not an employee of the Company receives $1,500 for each Board meeting attended. Nonemployee Directors serving on the Executive Committee receive an additional $6,000 each year, but do not receive compensation for attending Executive Committee meetings. Nonemployee Directors serving on Board committees other than the Executive Committee receive $1,000 for each committee meeting attended (unless the committee meeting is in conjunction with a Board meeting, in which case the Director receives $500 per committee meeting attended). Mr. Jaffe receives an additional $6,000 for serving as Vice Chairman of the Board and $6,000 for serving as Chairman of the Executive Committee; in addition, Mr. Jaffe receives a monthly automobile allowance of $500 (for an aggregate of $6,000 during 1995). Other committee chairmen receive an additional $3,000 each year. All Directors are entitled to a $2,500 annual financial planning allowance.

      Under a supplemental benefit plan, each eligible Director receives an annual accrual equal to the Director's fees received for that year, subject to a maximum annual accrual of $25,000 for 1991 and future years, and a maximum annual accrual of $15,000 for 1990 and prior years; however, any Director failing to attend in a calendar year at least 50% of the aggregate number of meetings of the Board and of committees on which he serves does not receive any annual accrual for such year. Upon retirement from the Board, each Director will be paid monthly installments totalling $25,000 annually until his retirement benefit is exhausted; however, if his accrued benefit is less than $125,000, it will be paid over five years. If a Director dies prior to retirement, his beneficiary will receive the greater of $15,000 per year for ten years or the Director's retirement benefit. If a Director becomes disabled prior to retirement, the Company will pay him the retainer through the end of the elected term and thereafter will pay retirement benefits.

      All of the Directors of the Company are eligible to participate in the supplemental benefit plan, except Messrs. Yau and McNaughton. Mr. McNaughton receives annual retirement payments from the Company based on his prior service as an executive officer of the Company. See "Executive Compensation and Other Information-Transactions with Directors" below.

      Under the Amended and Restated 1991 Directors' Stock Option and Award Plan, each eligible Director receives an initial stock option at fair market value to purchase 5,000 shares of the Company's Common Stock. The initial option vests and first becomes exercisable in two equal annual installments of 2,500 shares each, commencing one year from the date of grant. In addition, at the first regular Board meeting each calendar year through the year 2001, each eligible Director receives a stock option at fair market value, exercisable in full one year from the date of grant, to purchase 2,000 shares of the Company's Common Stock; however, a Director does not receive the annual option grant in the first year following receipt of the initial 5,000 share option grant if he received the initial grant at a meeting later than the first regular Board meeting of the prior calendar year.

      All of the Directors of the Company are eligible to participate in the 1991 Directors' Stock Option and Award Plan, except Mr. Yau. Mr. McNaughton became an eligible Director as of February 1, 1994.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During the fiscal year ended December 31, 1995, the Board of Directors of the Company met five times. In addition, the Board of Directors has six committees: the Executive Committee, the Compensation and Option Committee, the Audit Committee, the Acquisition Committee, the Education and Technology Committee and the Nominating Committee. The following sets forth information concerning each committee, including membership as of December 31, 1995:

      The Executive Committee was comprised of Messrs. Jaffe (Chairman), Blum, Cwiertnia (through May 4, 1995), Jones, McNaughton and Yau (as of June 27,
1995). The Executive Committee exercises the power of the Board of Directors (except for certain powers that by law may only be exercised by the full Board) in monitoring the management of the business between meetings of the Board of Directors. The Executive Committee held twelve meetings during 1995.

      The Compensation and Option Committee, which held four meetings during 1995, was comprised of Messrs. Walsh (Chairman), Blum, Jaffe and Malek. The Compensation and Option Committee reviews and recommends the salaries and bonuses of officers and certain key employees of the Company, establishes compensation and incentive plans, authorizes and approves the granting of stock options and restricted stock in accordance with the Company's stock option and incentive plans, and determines other fringe benefits.

      The Audit Committee was comprised of Messrs. Klein (Chairman), Bonderman, Jaffe and, as of October 9, 1995, Dukes. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal controls. The Audit Committee held two meetings during 1995.

      The Acquisition Committee, which was comprised of Messrs. Blum (Chairman), Bonderman, Klein, Malek and Walsh, reviews acquisitions or divestitures of assets of operating entities. The Acquisition Committee did not meet during 1995.

      The Education and Technology Committee, which did not meet during 1995, was comprised of Messrs. MacCready (Chairman), Jones, McNaughton, Cwiertnia (until May 4, 1995) and Dukes (as of October 9, 1995). The Education and Technology Committee examines the application of the latest technologies to the Company's business.

      The Nominating Committee makes recommendations to the Board of Directors regarding the composition of the Board of Directors and the selection of individual candidates for election to the Board of Directors. The committee was comprised of Messrs. Malek (Chairman), Jones, and MacCready, and met for one formal meeting during 1995. Nominees may be recommended by stockholders and should be submitted to the Secretary of the Company for consideration by the Nominating Committee.

      No incumbent Director attended fewer than 75% of the aggregate 1995 meetings of the Board of Directors and meetings of the committees of the Board on which he served, with the following exceptions: Mr. Malek attended four of the five Board of Directors meetings, the one Nominating Committee meeting and two of the four Compensation and Option Committee meetings, and Mr. Bonderman attended three of the five Board of Directors meetings and neither of the two Audit Committee meetings.

                             COMMON STOCK OWNERSHIP

      The following table sets forth information as of February 29, 1996 (unless otherwise noted) concerning the shares of the Company's Common Stock beneficially owned by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director of the Company; (iii) the Chief Executive Officer and the four most highly compensated other executive officers; and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power (or shares such powers with his or her spouse) of the shares indicated. Beneficial ownership includes any shares the individual has the right to acquire within 60 days following February 29, 1996, through the exercise of any stock option or other right. As of February 29, 1996, there were [35,137,443] issued and outstanding shares of Common Stock of the Company, not including treasury shares or shares issuable on exercise of options or conversion of debentures.

NAME OF INDIVIDUAL OR                                                       AMOUNT AND NATURE      PERCENT
ENTITY OR NUMBER OF                            POSITION WITH                  OF BENEFICIAL          OF
PERSONS IN GROUP                                THE COMPANY                   OWNERSHIP (1)         CLASS
-----------------                       ----------------------------        -----------------      -------
Richard C. Blum & Associates, L.P.                                           4,040,205  (2)        11.5%
  and Richard C. Blum & Associates, Inc.

Westport Asset Management, Inc.                                              3,520,950  (3)        10.0%

Tweedy Brown Company L.P., TBK Partners, L.P.                                2,856,012  (4)         8.1%
  and Vanderbilt Partners, L.P.

The Common Fund                                                              2,204,170  (5)         6.3%

Osterweis Capital Management, Inc.                                           1,902,340  (6)         5.4%

Richard C. Blum                         Director                             4,059,627  (7)        11.5%
David Bonderman                         Director                               136,097  (8)          *
Jerome W. Cwiertnia                     Former President, Chief                275,653  (9)          *
                                          Executive Officer and Director
David R. Dukes                          Director                                 1,373               *
Leonard W. Jaffe                        Director                                39,582               *
David C. Jones                          Chairman of the Board                   80,457               *
Michael R. Klein                        Director                                24,582               *
Paul B. MacCready                       Director                                12,582               *
Frederic V. Malek                       Director                                43,635  (10)         *
John J. McNaughton                      Director                                32,382               *
William D. Walsh                        Director                                21,496               *
Sam Yau                                 President, Chief Executive
                                        Officer and Director                   792,779              2.2%
Christine A. Gattenio                   Former Vice President and               11,200  (11)         *
                                          Corporate Controller
Philip C. Maynard                       Vice President, Secretary
                                          and General Counsel                   55,989               *
Keith K. Ogata                          Vice President, Chief Financial
                                          Officer and Treasurer                166,656               *

All Current Directors and Executive Officers
as a Group (13 persons)                                                      5,341,722  (1)        14.8%
----------------

*     Less than 1%.

(1) The shares listed in the table include the following stock options exercisable on or within 60 days after February 29, 1996: Mr. Blum - 13,000 shares; Mr. Bonderman - 7,000 shares; Mr. Cwiertnia - 236,008 shares; Mr. Jaffe - 28,000 shares; Mr. Jones - 56,750 shares; Mr. Klein - 11,000 shares; Mr. MacCready -9,000 shares; Mr. Malek - 13,000 shares; Mr. McNaughton - 7,000 shares; Mr. Walsh - 13,000 shares; Mr. Yau - 552,779 shares; Mr. Maynard - 35,416 shares; Mr. Ogata - 125,656 shares; and all current Directors and officers as a group - 871,601 shares.

      The shares listed in the table also include the following debentures
      convertible into Common Stock of the Company:   (a) 4,000 shares issuable
      on conversion of 6 1/2% Convertible Subordinated Debentures due 2011 (the "Company Debentures") owned by Mr. Jaffe; (c) 4,000 shares issuable on conversion of Company Debentures owned by Mr. Jones; (d) 1,000 shares issuable on conversion of Company Debentures owned by Ms. Gattenio; and
      (e) 6,000 shares issuable on conversion of Company Debentures owned by Mr. Ogata. All current Directors and officers as a group hold Company Debentures convertible into an aggregate of 15,000 shares.

(2) Richard C. Blum & Associates, L.P. ("RCBA L.P."), 909 Montgomery Street, Suite 400, San Francisco, California 94133, holds 15,478 shares directly and is the sole general partner in the following partnerships, which hold the specified number of shares: (a) BK Capital Partners II, 557,658 shares; (b) BK Capital Partners III Limited Partnership, 662,992 shares;
      (c) BK Capital Partners IV, L.P., 20,900 shares; and (d) BK-NEC II, 579,007 shares. In addition, RCBA L.P. is investment adviser to The Common Fund, which holds 2,204,170 shares (see fn. 5 below). Richard C. Blum & Associates, Inc. ("RCBA Inc."), also at 909 Montgomery Street, Suite 400, San Francisco, California 94133, is the sole general partner of RCBA L.P. RCBA L.P. and RCBA Inc. each disclaims beneficial ownership of all securities reported in the table, except to the extent of its pecuniary interest therein.

(3) According to a Schedule 13G dated January 25, 1995, and filed with the Securities and Exchange Commission ("SEC"), Westport Asset Management, Inc., 253 Riverside Avenue, Westport, Connecticut 06880 ("Westport") has sole voting and dispositive power over 390,600 shares and shared voting and dispositive power over 3,130,350 shares. From the Schedule 13G, it appears that the 3,130,350 shares are held in discretionary accounts managed by Westport, while the 390,600 shares are beneficially owned by officers and stockholders of Westport. Westport disclaims beneficial ownership of such 390,600 shares and disclaims the existence of a group.

(4) Tweedy, Browne Company L.P. ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. ("Vanderbilt"), each with a principal business address of 52 Vanderbilt Avenue, New York, New York 10017, jointly filed Amendment No. 2 to Statement on Schedule 13D with the SEC on or around January 19, 1996, disclosing the following: (a) TBC may be deemed to have beneficial ownership of 2,539,812 shares held in TBC's customers' accounts, over which TBC has sole voting power for 2,303,703 shares and shared dispositive power for 2,539,812 shares; (b) TBK has sole voting and dispositive power over 234,500 shares held directly by TBK; (c) Vanderbilt has sole voting and dispositive power over 81,700 shares held directly by Vanderbilt; (d) Christopher H. Browne, William H. Browne and John D. Spears, each a general partner of each of TBC, TBK and Vanderbilt, and each with a principal business address of 52 Vanderbilt Avenue, New York, New York 10017, each may be deemed to have beneficial ownership of the aggregate 2,856,012 shares held directly and indirectly by TBC, TBK and Vanderbilt, and (e) Thomas R. Knapp, a general partner of TBK, with a principal business address of 52 Vanderbilt Avenue, New York, New York 10017, may be deemed to have beneficial ownership of the 234,500 shares held by TBK. All of the foregoing entities and individuals deny beneficial ownership (except for TBK's and Vanderbilt's interests in directly held shares) and deny that they are or should be deemed, in any combination, a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(5) Principal administrative offices for The Common Fund, a New York non-profit corporation, are located at 450 Post Road East, Westport, Connecticut 06881-0909. RCBA L.P. is investment adviser to The Common Fund, and all of the shares listed are also listed under RCBA L.P. and Richard C. Blum. The

      Common Fund expressly disclaims membership in any group with RCBA L.P., Richard C. Blum or any other related entity and disclaims beneficial ownership of securities owned directly or indirectly by any other person or entity.

(6) According to a Schedule 13G filed with the SEC on February 13, 1996, Osterweis Capital Management, Inc. ("OCM") and John Steven Osterweis ("Osterweis"), who is majority shareholder of OCM, each with a principal business address of One Maritime Plaza, Suite 1201, San Francisco, California 94111, each has shared voting and dispositive power over 1,746,900 shares of Common Stock and has shared dispositive power over $3,886,000 in principal amount of Company Debentures that are convertible into 155,440 shares of Common Stock. Osterweis' beneficial ownership of the foregoing securities is indirect, based on his stock ownership in OCM. In addition, Osterweis directly owns $50,000 in principal amount of Company Debentures that are convertible into 2,000 shares of Common Stock.

(7) Mr. Blum, the Chairman of the Board and substantial shareholder of RCBA Inc., directly owns 19,422 shares (including 13,000 shares issuable upon the exercise of stock options). Of the securities listed in the table, 5,040,205 shares also are reported in the table as indirectly owned by RCBA L.P. and RCBA Inc. (see fn. 2 above). Mr. Blum disclaims beneficial ownership of all securities reported in the table except to the extent of its pecuniary interest therein.

(8) Includes 125,515 shares held by Bonderman Family Limited Partnership, of which Mr. Bonderman is the general partner.

(9) Mr. Cwiertnia retired effective May 8, 1995, from his position as President and Chief Executive Officer of the Company and retired effective June 27, 1995, from his position as Director of the Company. Shares listed exclude 450 shares owned by Mr. Cwiertnia's wife as custodian for their son; Mr. Cwiertnia disclaims beneficial ownership of such shares.

(10) Excludes Mr. Malek's 1.308% interest in BK Capital Partners II (see fn. 2 above), which owns 557,658 shares of Common Stock.

(11) Ms. Gattenio resigned as Vice President and Corporate Controller effective June 30, 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following tables disclose the cash compensation paid and stock options granted to the Company's four executive officers plus Jerome W. Cwiertnia, the Company's former President and Chief Executive Officer, who retired on May 8, 1995, and Christine A. Gattenio, the Company's former Vice President and Corporate Controller, who resigned effective June 30, 1995.

                                                  TABLE I
                                             SUMMARY COMPENSATION
                                                                               LONG-TERM
                                             ANNUAL COMPENSATION          COMPENSATION AWARDS
                                             -------------------          -------------------
                                                                                     NUMBER OF      ALL OTHER
                                                                      RESTRICTED     SECURITIES      COMPEN-
                                                                         STOCK       UNDERLYING      SATION
NAME AND PRINCIPAL POSITION       YEAR   SALARY (1)          BONUS      AWARDS        OPTIONS          (2)
---------------------------       ----   ----------          -----      ------        -------          ---
Sam Yau                            1995  $ 285,386        $ 218,750    $  120,000     1,100,000     $       0
President and Chief Executive
Officer (from May 8, 1995)

Keith K. Ogata                     1995  $ 184,842        $ 148,812    $        0        96,000     $   6,000
Vice President,                    1994  $ 171,789        $       0    $        0        23,000     $   6,000
Chief Financial Officer            1993  $ 156,500        $       0    $        0        15,000     $   6,376
and Treasurer

Philip C. Maynard                  1995  $ 133,547        $ 127,750    $        0        60,000     $   4,765
Vice President, Secretary and      1994  $ 112,019        $       0    $        0        10,000     $       0
General Counsel (from and
after February 1, 1994)

David C. Jones                     1995  $  96,861        $       0    $   26,865        12,000     $       0
Chairman of the Board              1994  $ 104,000        $       0    $        0         7,000     $       0
                                   1993  $ 104,000        $       0    $        0         7,000     $       0

Jerome W. Cwiertnia                1995  $ 445,000  (3)   $       0    $        0             0     $   6,000
Former Chief Executive Officer     1994  $ 312,000        $       0    $        0        25,000     $   6,000
(through May 8, 1995)              1993  $ 312,000        $       0    $        0        25,000     $   6,746

Christine A. Gattenio              1995  $ 101,292  (3)   $       0    $        0        17,000     $   3,936
Former Vice President and          1994  $ 122,580        $       0    $        0        11,000     $   5,414
Corporate Controller               1993  $ 116,865        $  17,500    $        0         7,000     $   5,428
(through June 30, 1995)
---------------

(1)   Amounts shown include cash and noncash compensation earned and received by executive officers as well as amounts earned but deferred at the election of these officers under the Company's 401(k) Retirement Plan.

(2)   Consists of matching contributions made by the Company on behalf of such officers to the Company's 401(k) Retirement Plan.

(3)   Includes payment for accrued but unused vacation of $108,000 in the case of Mr. Cwiertnia and $30,303 in the case of
      Ms. Gattenio


                                                       TABLE II
                                           OPTION GRANTS IN LAST FISCAL YEAR
                                                                                   POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED ANNUAL
                                                                                    RATES OF STOCK PRICE
                                                                                      APPRECIATION FOR
                                       INDIVIDUAL GRANTS                         OPTION TERM (10 YEARS) (5)
-------------------------------------------------------------------------------  ----------------------------

                          NUMBER OF       PERCENT OF
                         SECURITIES     TOTAL OPTIONS     EXERCISE      EXPIR-
                         UNDERLYING       GRANTED TO        PRICE        ATION
                           OPTIONS       EMPLOYEES IN       (PER         DATE
NAME *                     GRANTED       FISCAL YEAR       SHARE)       (M/D/Y)          5%           10%
------                     -------       -----------       ------       -------          --           ---
Sam Yau                  500,000  (1)       21.41%         $ 3.00       3/18/05   $    943,342    $ 2,390,614
                         600,000  (2)       25.69%         $ 3.00       5/01/05   $  1,132,010    $ 2,868,736

Keith K. Ogata            36,000  (3)        1.54%         $ 3.19       2/22/05   $     72,166    $   182,882
                          60,000  (2)        2.57%         $ 5.29       7/26/05   $    199,517    $   505,615

Philip C. Maynard         20,000  (3)         .86%         $ 3.19       2/22/05   $     40,092    $   101,601
                          40,000  (2)        1.71%         $ 5.29       7/26/05   $    133,011    $   337,077

David C. Jones             2,000  (4)         .09%         $ 4.00       2/21/05   $      5,031    $    12,750
                          10,000  (3)         .43%         $ 3.19       2/22/05   $     20,046    $    50,801

Christine A. Gattenio **  17,000  (3)         .73%         $ 3.19       6/30/95   $          0    $         0
----------------

*     Mr. Cwiertnia was not granted any options in 1995.
**    Ms. Gattenio's 1995 option grant expired concurrently with her resignation, effective June 30, 1995.

(1)   These options are exercisable in thirty-six monthly increments, commencing June 1, 1995, and become exercisable in full after a change in control of the Company.

(2)   One-third of these options became exercisable when the average closing price for the Company's Common Stock over a period of twenty trading days (the "Average Stock Price") equaled or exceeded $6.00 per share (September 7, 1995), one-third became exercisable when the Average Stock Price equaled or exceeded $9.00 per share (February 21, 1996), and the final one-third becomes exercisable when the Average Stock Price equals or exceeds $12.00 per share.  If the price targets are not met by
      November 1, 2004 (in the case of Mr. Yau) or November 24, 2004 (in the case of Messrs. Ogata and Maynard), the options become exercisable on that date.  In addition, the options become exercisable in full after a change in control of the Company.

(3)   These options are exercisable in four equal annual increments commencing one year from the date of grant and become exercisable in full after a change of control of the Company.

(4)   These options are exercisable in full one year from the date of grant and become exercisable in full after a change of control of the Company.

(5)   In accordance with Instruction 6 to Item 402(c) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, stock price appreciation has been calculated using a base price of the per share exercise price for each option, which exercise price equals the average closing price for the Company's Common Stock for the ten trading days prior to the date of grant.  Annual 5% and 10% appreciation represents the following per share increases: (i) from $3.00 per share to $4.89 (5%) and $7.78 (10%); (ii) from $3.19 per share to $5.19 (5%) and $8.27 (10%);
      (iii) from $4.00 per share to $6.52 (5%) and $10.37 (10%); and (iv) from $5.29 per share to $8.61 (5%) and $13.71 (10%).


                                                                    TABLE III
                                                       AGGREGATED OPTION EXERCISES IN LAST
                                                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF                      VALUE OF
                                                        SECURITIES UNDERLYING       UNEXERCISED IN-THE-MONEY
                          NUMBER OF                      UNEXERCISED OPTIONS                OPTIONS AT
                            SHARES                      AT DECEMBER 31, 1995          DECEMBER 31, 1995 (1)
                         ACQUIRED ON      VALUE      ---------------------------    ---------------------------
NAME                       EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------    --------    -----------    -------------   -----------   -------------
Sam Yau                          0       $      0      297,233        802,777       $ 1,560,421    $ 4,214,579

Keith K. Ogata                   0       $      0       82,906        106,250       $   231,943    $   356,803

Philip C. Maynard                0       $      0       15,833         54,167       $    46,843    $   202,282

David C. Jones                   0       $      0       49,750         18,250       $   210,750    $    71,437

Jerome W. Cwiertnia              0       $      0      211,008         43,750       $   777,635    $    61,563

Christine A. Gattenio       31,006       $ 74,205            0              0       $         0    $         0
----------------

(1)   Based upon the difference between the closing price on the New York Stock Exchange on December 31, 1995 of $8.25 and the
      option exercise price.


SEVERANCE BENEFITS AND EMPLOYMENT ARRANGEMENTS

         Pursuant to Company policy, in the event any executive officer's (but not including Mr. Jones') employment is terminated without cause or after a change of control, that executive officer would be entitled to continuation of his salary and fringe benefits for one year or, at that executive's option, a lump sum payment equal to one year's salary. As of February 29, 1996, the lump sum payments would be $194,000 to Mr. Ogata and $143,000 to Mr. Maynard. Termination benefits available to Mr. Yau, the Company's President and Chief Executive Officer, are discussed below. In accordance with prior Company policy applicable to Mr. Cwiertnia, who retired as President and Chief Executive Officer of the Company effective May 8, 1995, Mr. Cwiertnia will receive continuation of his salary (at $312,000 per year) and fringe benefits for two years following the date of his retirement.

         On March 1, 1995, the Board of Directors engaged Mr. Yau as a consultant to conduct an assessment of the strategic position of the Company and its principal operating units. On May 8, 1995, following completion of Mr. Yau's study and his report to the Board, the Company entered into an Executive Employment Agreement with Mr. Yau, naming him President, Chief Executive Officer and a Director of the Company. The Agreement provides for a term of three years at a base salary not less than $350,000 per year (Mr. Yau's 1996 salary is $350,000). Mr. Yau will be entitled to earn an annual bonus based upon achievement of financial and other goals established annually by the Compensation Committee of the Board of Directors. Mr. Yau's targeted bonus is 75% of his annual salary; however, Mr. Yau's bonus may be less or more than the targeted amount based on achievement of the established goals. Mr. Yau will also receive all Company benefits that historically have been made available to the Company's Chief Executive Officer. The Agreement may be terminated at any time by the Company with or without cause; however, if the Company terminates the Agreement without cause, or Mr. Yau is terminated following a change in control of the Company, Mr. Yau will be entitled to two years' continuation of base salary, bonus and benefits.

         As incentive compensation to Mr. Yau, and in order to align Mr. Yau's compensation interests directly and significantly with the interests of the stockholders, the Compensation and Option Committee of the Board (the "Compensation Committee"), at a meeting held March 17, 1995, granted to Mr. Yau an option to purchase 500,000 shares of Common Stock at $3.00 per share, the closing price for the Company's Common Stock as reported by the New York Stock Exchange ("NYSE") on that date. The option vests monthly in pro-rata increments over thirty-six months, beginning June 1, 1995, and remains exercisable for ten years following March 17, 1995. The Compensation Committee also granted Mr. Yau the right to purchase, and Mr. Yau purchased on May 24, 1995, 240,000 shares of Common Stock from the Company at $3.00 per share, the closing price for the Company's Common Stock on the Compensation Committee meeting date. The purchase price was paid by Mr. Yau with the proceeds of an interest-bearing loan from the Company, secured by the Common Stock purchased by Mr. Yau, but with full recourse to Mr. Yau. The loan bears interest at 7.12% annually. Interest on the loan is payable annually, and twenty-five percent of Mr. Yau's annual bonus must be applied to payment of principal. Otherwise, principal will be due on the earlier of Mr. Yau's disposition of the Common Stock, ninety days following Mr. Yau's termination of employment from the Company, or May 1, 2001. In addition, for each of the 240,000 shares of Common Stock purchased by Mr. Yau pursuant to the foregoing right, Mr. Yau received an option to purchase 2 1/2 shares of Common Stock at the same price of $3.00 per share. One-third of the options vested when the average closing price for the Company's Common Stock over a four week period ("Average Stock Price") equaled or exceeded $6.00 per share (September 7, 1995), one-third vested when the Average Stock Price equaled or exceeded $9.00 per share (February 21, 1996), and the final one-third will vest when the Average Stock Price equals or exceeds $12.00 per share. In any event, all such options will fully vest on November 1, 2004, and remain exercisable for six months thereafter.

         On July 27, 1995, on approval from the Compensation Committee and in order to align the compensation interests of Messrs. Ogata and Maynard directly and significantly with the interests of the stockholders, Mr. Ogata purchased 30,000 shares and Mr. Maynard purchased 20,000 shares of the Company's Common Stock, at $5.25 per share, the closing price for the Company's Common Stock on that day. Each executive paid the purchase price for his stock with the proceeds of an interest-bearing loan from the Company, secured by the Common Stock purchased by such executive, but with full recourse to the executive. Each executive's loan bears interest at 6.76% annually. Interest on each loan is payable annually, and twenty-five percent of each executive's annual bonus must be applied to payment of principal. Otherwise, principal will be due on the earlier of the executive's disposition of the Common Stock, ninety days following the executive's termination of employment from the Company, or May 1, 2001. In addition, for each share of Common Stock purchased by each executive, that executive received an option to purchase 2 shares of Common Stock at the price of $5.2875 per share (the average closing price of the Company's Common Stock for the ten trading days immediately preceding and including July 27,
1995). One-third of the options vested when the Average Stock Price equaled or exceeded $6.00 per share (September 7, 1995), one-third vested when the Average Stock Price equaled or exceeded $9.00 per share (February 21, 1996), and the final one-third will vest when the Average Stock Price equals or exceeds $12.00 per share. In any event, all such options will fully vest on November 24, 2004, and remain exercisable until July 26, 2005.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Company has a Supplemental Executive Retirement Plan (the "SERP") for its executive officers and subsidiary presidents designated by the Compensation and Option Committee. The SERP currently has thirteen participants including Messrs. Yau, Ogata, Maynard and Cwiertnia and Ms. Gattenio. A participant in the SERP will receive lifetime retirement income in the amount of 60% of the average earnings (as defined in the SERP) of the participant (reduced by the amount of a participant's primary social security benefits) multiplied by a percentage based on the participant's number of years of credited service under the SERP. The credited service percentage for executive officers is 10% after the sixth year and increases 10% per year thereafter until it reaches 100% at 15 years of credited service.

         The estimated credited years of service and credited service percentage for the current participating executive officers, plus Mr.
Cwiertnia and Ms. Gattenio, as of December 31, 1995, are as follows: Mr. Yau - 0 years (0%), Mr. Cwiertnia - 15 years (100%), Mr. Ogata - 10 years (50%), Ms. Gattenio - 10 years (50%) and Mr. Maynard - 2 years (0%). Based on historical compensation levels and continued employment to age 65, approximate annual retirement benefits would be: Mr. Yau - $342,816, Mr. Ogata
- $99,692 and Mr. Maynard -$63,441. In the case of Mr. Cwiertnia, based on historical compensation levels and his deferral of benefits to age 65, his approximate annual retirement benefits will be $237,265, and in the case of Ms. Gattenio, based on historical compensation levels and her deferral of benefits to age 65, her approximate annual retirement benefits will be $22,698. A reduced retirement benefit is provided to a participant who elects to receive benefits after age 60 and prior to age 65.

         The SERP provides for a death benefit of between two and three times the average earnings of a participant, and a surviving spouse and minor children also receive certain benefits under the SERP. The SERP provides for disability benefits of up to 60% of a participant's average earnings. In addition to the severance benefits noted in the preceding section, if a participant's employment with the Company terminates within two years following a change of control of the Company, a participant is entitled to a cash sum equal to the present value of full retirement benefits without regard to years of service completed. As of February 29, 1996, the approximate amounts would be: Mr. Yau - $2,034,801, Mr.Ogata - $445,200 and Mr. Maynard -$256,600.

         The following Table IV presents information regarding estimated annual benefits payable under the SERP upon retirement at age 65 (normal retirement age under the SERP) in specified compensation and years of service classifications:

                                                   TABLE IV
                                              PENSION PLAN TABLE (1)

                                                        YEARS OF SERVICE
                                            ---------------------------------------
REMUNERATION                   3                6                9                12               15
------------                  ---              ---              ---              ----             ----
$  125,000                $        0      $     7,500       $   30,000       $   52,500      $    75,000
$  150,000                $        0      $     9,000       $   36,000       $   63,000      $    90,000
$  175,000                $        0      $    10,500       $   42,000       $   73,500      $   105,000
$  200,000                $        0      $    12,000       $   48,000       $   84,000      $   120,000
$  225,000                $        0      $    13,500       $   54,000       $   94,500      $   135,000
$  250,000                $        0      $    15,000       $   60,000       $  105,000      $   150,000
$  300,000                $        0      $    18,000       $   72,000       $  126,000      $   180,000
$  400,000                $        0      $    24,000       $   96,000       $  168,000      $   240,000
$  450,000                $        0      $    27,000       $  108,000       $  189,000      $   270,000
$  500,000                $        0      $    30,000       $  120,000       $  210,000      $   300,000

________________

(1)      Estimated benefits shown before reduction for social security benefits.

TRANSACTIONS WITH DIRECTORS

         In 1995, Mr. McNaughton received consulting fees of $2,750 and retirement payments totalling $44,498. The consulting fees were paid pursuant to a one-year consulting and noncompete agreement under which he received a consulting fee of $33,000 for the one-year period ended January 31, 1995. Effective February 1, 1994, Mr. McNaughton became eligible to receive fees paid to nonemployee Directors of the Company. Mr. McNaughton will continue to receive the retirement payments noted above for the remainder of his life.

         From March 1, 1995, to May 8, 1995, Mr. Yau provided consulting services to the Company, reporting directly to the Board of Directors. For those consulting services, Mr. Yau was paid an amount equal to a pro-rata portion of his annual base salary provided for under his Executive Employment Agreement. See "Severance Benefits and Employment Arrangements" above.

         See also "Compensation Committee Interlocks and Insider Participation" for additional information regarding transactions with Directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Administration.
         ---------------

         Decisions on compensation of the Company's executive officers are made by the Compensation and Option Committee of the Board (the "Committee"). Each of the four members of the Committee is a nonemployee Director. All decisions made by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions regarding awards under the Company's stock option and incentive plans which are made solely by the Committee in order for the grants under such plans to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Executive Officer Compensation Policy.
         --------------------------------------

         The Committee's executive compensation policies are designed to provide appropriate levels of compensation that integrate executive compensation with the Company's annual performance and long-term goals, reward attainment of management objectives, and assist the Company in attracting and retaining qualified executives. The Committee believes a substantial portion of each executive's compensation should be contingent upon the attainment by the executive of specific management objectives ("MBOs") and also dependent upon the Company's financial performance. Accordingly, executives are eligible for annual bonuses that correspond to varying levels of management and Company performance (see "Cash Bonus Plan and Relationship to Executive and Company Performance" below).

         Base Salary. The compensation of each executive officer is reviewed annually by the Committee, with reference to the executive's performance, level of responsibility and experience, to determine whether the current base salary is appropriate. If significant changes in an executive's salary are contemplated, the Committee also refers to the median salary range paid to executives with comparable duties at companies in the service industry of equal size in the same geographical area, and the executive officer's salary is adjusted, if appropriate, according to salary surveys provided by nationally recognized research organizations. The base salary of executive officers, other than the Chief Executive Officer, is ultimately fixed by the Committee after consultation with the Chief Executive Officer. The base salary of the Chief Executive Officer is recommended by the Committee and approved by the Board (see discussion under "Chief Executive Officer 1995 Compensation" below). In 1991, the Board established base salaries for the Company's executive officers at approximately the median base compensation level for officers in similar positions based upon a salary survey and report prepared for the Board by an independent consultant. In 1996, the Committee adjusted Messrs. Ogata's and Maynard's salaries based, in part, upon a salary survey and report prepared by an independent consultant. The Board increased base salaries for its officers by an average of approximately 5% in 1992, 3% in 1993, 4% in 1994, 5% in 1995 and 3% for 1996. In particular, Mr. Cwiertnia's base salary increased 4% in 1992 and was not increased in 1993, 1994 or 1995. Mr. Yau's base salary of $350,000 for 1995 was established by arms length negotiation and was set forth in his Executive Employment Agreement dated May 8, 1995, upon commencement of his employment. Mr. Yau's base salary will remain unchanged for 1996.

         Cash Bonus Plan and Relationship to Executive and Company Performance. At the beginning of each fiscal year, a business plan for the Company is prepared and submitted to the Committee and full Board of Directors for approval. Based upon the approved business plan, the Committee established the 1995 Management Annual Incentive Compensation Plan (the "1995 MAICP") which sets forth the methodology for determining incentive (bonus) compensation for corporate officers and key managers. Pursuant to the 1995 MAICP, the Committee, in consultation with the Chief Executive Officer, established target bonus levels for the Company's executive officers. For 1995, the Commission established a target bonus of 60% for each of Messrs. Ogata's and Maynard's and Ms. Gattenio's salary. The Committee established a target bonus of 75% of Mr. Cwiertnia's salary. Mr. Jones was not a participant in the 1995 MAICP. Individual management objectives ("MBOs") were established for each executive (other than the Chief Executive Officer and Chief Financial

Officer, whose 1995 MAICP incentive compensation was based solely on Company financial performance, as discussed below). Each executive's MBOs specifically related to the individual's position and were supportive of the overall strategy and goals of the Company. For 1995, each participating executive's bonus was based on his or her accomplishment of his or her MBOs.

         Also based upon the approved business plan, the Committee and the Board established target levels of consolidated pre-tax income and consolidated cash flow. Under the 1995 MAICP, participating executives who earned a bonus based upon accomplishment of their MBOs would be eligible for an overachievement award. An overachievement award would increase the participating executive's incentive compensation in the same proportion that the Company's 1995 consolidated pre-tax income and consolidated cash flow exceed the target consolidated pre-tax income and consolidated cash flow established by the Committee. The incentive compensation for the Chief Financial Officer, Mr. Ogata, is based solely upon achievement of the target consolidated pre-tax income and consolidated cash flow set by the Committee. For 1995, Messrs. Ogata and Maynard received incentive compensation of $66,312 and $75,250, respectively. Mr. Yau's incentive compensation award is described below in "Chief Executive Officer 1995 Compensation."

         In 1995 the Committee also authorized an extraordinary incentive program designed to incentivize executives to complete the disposition of the Company's discontinued operations within the reserve amounts and time periods established for such disposition. Messrs. Ogata and Maynard received, for 1995, $82,500 and $52,500, respectively, in connection with this extraordinary incentive program.

         Stock Option Grants and Restricted Stock Awards. The Committee endorses the position that granting stock options and restricted stock awards to the Company's executive officers can be very beneficial to stockholders because it aligns management's and stockholders' interests in the enhancement of stockholder values. Accordingly, the Committee has granted stock options to the executive officers on an annual basis. The number of options received by the executive officers is fixed by the Committee after consideration of the recommendations made by the Chief Executive Officer. The options generally are exercisable in four equal annual installments commencing one year from the date of grant and are granted at an exercise price equal to the average closing stock market price for a ten consecutive trading day period.

         In 1995 the Committee authorized certain extraordinary option grants and restricted stock awards to Mr. Yau in connection with his employment by the Company (which awards are described below in "Chief Executive Officer 1995 Compensation") and to Messrs. Ogata and Maynard. The awards were designed to provide reasonable incentives to the executives and to align their compensation interests directly and substantially with the interests of the Company's stockholders. In July 1995, Messrs. Ogata and Maynard purchased 30,000 and 20,000 shares, respectively, of restricted Common Stock at the then-current stock market price. In addition, the Company granted Messrs. Ogata and Maynard options to purchase 60,000 shares and 40,000 shares, respectively, at an exercise price equal to the then-current stock market price. The options become exercisable in three equal installments at such time as the average closing price of the Company's Common Stock over a twenty- trading day period equals or exceeds $6.00 (which occurred September 7, 1995), $9.00 (which occurred February 21, 1996) and $12.00, respectively.

         Other Benefits. The executive officers participate in broad-based employee benefit plans, such as the Company's 401(k) Retirement Plan, in which the Company provides some matching contributions, and health care insurance plans. In addition to these plans, the Company provides a supplemental executive medical plan and other executive benefits. The incremental cost to the Company of providing these benefits (which, other than the 401(k) matching contributions, are not set forth in any of the preceding tables) to the executive officers equaled, on average, approximately 5% of their base compensation in 1995. Benefits under these plans are not directly or indirectly tied to Company performance, other than the Company's 401(k) Retirement Plan, which may be partially invested at the direction of the participant in the Company's Common Stock.

         Chief Executive Officer 1995 Compensation.
         ------------------------------------------

         Mr. Cwiertnia retired as President and Chief Executive Officer of the Company on May 8, 1995. Accordingly, Mr. Cwiertnia did not receive any incentive compensation for 1995.

         On May 8, 1995, following arms length negotiations between the Company and Mr. Yau, the Company entered into an Executive Employment Agreement with Mr. Yau, naming him President, Chief Executive Officer and a Director of the Company. The Agreement provides for a term of three years at a base salary of not less than $350,000 per year (Mr. Yau's salary will be $350,000 for 1996). Mr. Yau will be entitled to earn an annual bonus based upon achievement of financial and other goals established annually by the Compensation Committee of the Board of Directors. Mr. Yau's targeted bonus is 75% of his annual salary; however, the bonus may be less or more than the targeted amount based on achievement of the established goals, and for 1995, pursuant to Mr. Yau's Executive Employment Agreement, he was paid a bonus equal to 75% of his base salary earned in 1995.

         As incentive compensation to Mr. Yau, and in order to align Mr. Yau's compensation interests directly and significantly with the interests of the stockholders, the Committee granted to Mr. Yau an incentive compensation package consisting of: (i) an option to purchase 500,000 shares of the Company's Common Stock which option vests monthly in pro rata increments over thirty-six months beginning June 1, 1995; (ii) the right to purchase, which right was exercised by Mr. Yau on May 24, 1995, 240,000 shares of Common Stock (the purchase price was paid with the proceeds from a full recourse interest bearing loan from the Company secured by the Common Stock purchased by Mr.
Yau); and (iii) an option to purchase 600,000 shares of Common Stock which option becomes exercisable in three equal increments when the average closing price of the Company's Common Stock over a twenty-trading day period equals or exceeds $6.00 (which occurred September 7, 1995), $9.00 (which occurred February 21, 1996) and $12.00 per share, respectively.

         Policy Regarding Deductibility of Compensation.
         -----------------------------------------------

         Section 162(m) of the Internal Revenue Code (the "Section") provides that, for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year, unless certain requirements are met. The Company presently is not affected by the Section because, for the fiscal year ended December 31, 1995, no executive officer's compensation exceeded $1 million, and the Company does not believe that the compensation of any executive officer of the Company will exceed $1 million for the 1996 fiscal year. Notwithstanding the foregoing, the Company is committed to complying with the requirements of Section 162(m) for future compensation awards so that the corporate tax deduction is maximized without limiting the Company's flexibility to attract and retain qualified executives to manage the Company.

                                               Compensation and Option Committee


                                               William D. Walsh, Chairman
                                               Richard C. Blum
                                               Leonard W. Jaffe
                                               Frederic V. Malek

STOCK PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return to the Standard & Poor's ("S&P") 500 Composite Index and a Peer Group Index for the five-year period commencing January 1, 1991 and ending December 31, 1995. The Company's Peer Group Index, which first was established for the Company's Proxy Statement for its 1995 Annual Meeting of Stockholders, consists of the following companies that provide educational materials and training: Houghton Mifflin, McGraw-Hill, Inc. and Westcott Communications, Inc. The stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500 Composite Index and the Peer Group Index. The total return calculation assumes reinvestment of all dividends for the indexes. The Company did not pay any dividends on its Common Stock during the time frame set forth below.





         The data points depicted on the graph are as follows:

                                                          CALENDAR YEAR ENDED DECEMBER 31,
                                      1990          1991         1992         1993          1994          1995
                                      ----          ----         ----         ----          ----          ----
National Education Corporation       100.0         211.4         154.3        142.9          94.3         188.6
S&P 500 Composite Index              100.0         130.7         140.7        154.4         156.5         215.4
Peer Group Index                     100.0         114.7         135.6        160.6         158.1         200.8


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Option Committee is comprised of Messrs. Walsh (Chairman), Blum, Jaffe and Malek. There are no interlocking relationships between any executive officers of the Company and any entity whose Directors or executive officers serve on the Company's Board or Compensation and Option Committee.

         Mr. Blum is the Chairman of Richard C. Blum & Associates, L.P. ("RCBA L.P.") and is a substantial shareholder of Richard C. Blum & Associates, Inc. ("RCBA Inc."). Mr. Blum, RCBA L.P. and RCBA Inc. are deemed beneficial owners of more than 5% of the Company's outstanding Common Stock (see "Common Stock Ownership" above). In the past, RCBA L.P. has provided consulting and investment banking services on behalf of the Company, including its subsidiaries, on a variety of strategic issues relating to enhancement of stockholder values. For example, RCBA L.P. was actively involved in the public offering of one of the Company's subsidiaries, Steck-Vaughn Publishing Corporation, in 1993, for which it was paid a fee of $393,000. RCBA L.P. did not provide compensable services for the Company in 1995.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, Directors and stockholders owning greater than 10% of the Common Stock of the Company are required by SEC regulation to furnish the Company with copies of all reports filed with the SEC pursuant to Section 16(a).

         Based solely on review of the copies of such reports required by
Section 16(a) and written representations as to the need for the filing of such reports the Company believes that, during the fiscal year ended December 31, 1995, its officers, Directors and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements.


                                  PROPOSAL 2:
                            APPROVAL OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                      INCREASING AUTHORIZED CAPITAL STOCK

GENERAL

         The Company's Restated Certificate of Incorporation presently authorizes the Company to issue up to 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company's Board of Directors has adopted, and recommends that the stockholders approve, an amendment to the Restated Certificate of Incorporation increasing the authorized number of shares of the Company's Common Stock from 50,000,000 to 65,000,000 shares. The number of authorized shares of Preferred Stock will remain unchanged. The proposed amendment would become effective upon filing with the Secretary of the State of Delaware a Certificate of Amendment to the Restated Certificate of Incorporation. The text of the proposed amendment is attached to this Proxy Statement as Exhibit A.

CAPITALIZATION OF THE COMPANY

         As of February 29, 1996, there were [35,137,443] shares of Common Stock outstanding and 697,556 treasury shares. Of the remaining 14,165,001 authorized but unissued shares of Common Stock, [5,143,325] shares have been reserved for issuance pursuant to employee benefit plans and 2,300,000 shares have been reserved for issuance upon conversion of the Company's 6 1/2% Convertible Subordinated Debentures due 2011 (the "Company Debentures"). Accordingly, [6,721,676] shares of Common Stock remain unissued and unreserved. No shares of the Company's Preferred Stock are issued, outstanding or reserved.

USES OF ADDITIONAL AUTHORIZED SHARES

         The Board of Directors believes that it is prudent to have a greater number of authorized shares of Common Stock available to issue in the future for, among other things, raising additional capital, acquisitions, stock dividends and other corporate purposes. Having authorized shares of Common Stock available for issuance in the future for such corporate purposes as the Board of Directors deems necessary and advisable will give the Company greater flexibility and the ability to respond quickly to circumstances in which the utilization or issuance of shares would be in the stockholders' best interests. The additional shares of Common Stock authorized by the proposed amendment would be available for future issuance without further action by stockholders, unless stockholder approval is required by applicable law or the rules of any stock exchange on which the Company's securities may then be traded.

         The Board of Directors believes that the small number of shares of authorized, unissued and unreserved Common Stock remaining under the Restated Certificate of Incorporation could pose an impediment to the growth of the Company, and could affect the Company's competitive position by limiting its ability to quickly and effectively raise additional capital, invest in or acquire businesses in strategic areas and conduct its corporate affairs. For example, the Board of Directors and the Company's management can more effectively pursue and promote the business and growth of the Company with additional authorized shares of Common Stock, which could be used, among other purposes, to raise funds for acquisitions or as currency in acquisitions.

         In addition, while the Company is not aware of any proposed takeover or other attempt to acquire control of the Company, under certain circumstances, the additional shares of Common Stock authorized by the proposed amendment could be used to deter or impair an attempted non- negotiated takeover of the Company, if the Board of Directors believes that such non-negotiated takeover attempt is not in the best interests of the stockholders. Additional shares of Common Stock could, for example, be privately placed with purchasers negotiating with management of the Company in opposing a tender or other acquisition offer made by a third party.

         The Board of Directors believes that the increase in the authorized number of shares of Common Stock available to the Company is in the best interests of the stockholders and, accordingly, recommends approval of the proposed amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares.

REQUIRED APPROVAL

         Approval of the amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Proxies solicited hereby will be voted FOR approval of the amendment to the Company's Restated Certificate of Incorporation, unless a vote against approval or abstention is specifically indicated. If the amendment to the Company's Restated Certificate of Incorporation is not approved by the stockholders at the Annual Meeting or at any adjournment thereof, the existing Restated Certificate of Incorporation will remain in full force and effect.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                 THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION


                                  PROPOSAL 3:
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Price Waterhouse LLP has been the Company's independent certified public accountants since 1979, and the Board of Directors has appointed Price Waterhouse LLP to continue as such for the fiscal year ending December 31, 1996, and to audit the books and accounts of the Company for that year, subject to ratification of their appointment by the stockholders at the Annual Meeting. A representative of Price Waterhouse LLP will be present at the Annual Meeting. The representative will respond to questions and will have an opportunity to make a statement if desired.


                                 OTHER MATTERS

         The Company's audited financial statements, certain general information, five-year highlights and financial review are contained in the enclosed Appendix to the Proxy Statement as a separately bound document. The Company's Summary Annual Report, which will be mailed shortly to all stockholders of record as of April 1, 1996, will contain the Company's letter to stockholders, a financial and operating review and outlook, condensed financial statements and five-year highlights, as well as other information of topical interest.

                             STOCKHOLDER PROPOSALS

         For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 1997 Annual Meeting, they must be received by the Company no later than December 6, 1996. Proposals should be addressed to:
Corporate Secretary, National Education Corporation, 2601 Main Street, Suite 700, Irvine, California 92714.


                                              By Order of the Board of Directors




                                                        Philip C. Maynard
                                                            Secretary

Dated:  April 5, 1996

                                   EXHIBIT A


               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
               --------------------------------------------------

         Paragraph 4 of the Restated Certificate of Incorporation of this Corporation shall be amended to read in full as follows:

                 4. The total number of shares of stock which the Corporation shall have authority to issue is Seventy Million (70,000,000) consisting of two classes of shares designated respectively "Common Stock" and "Preferred Stock." The number of shares of Common Stock shall be Sixty-Five Million (65,000,000) and shall have a par value of $.01 per share, and the number of shares of Preferred Stock shall be Five Million (5,000,000) and shall have a par value of $.10 per share.

                 The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                                          PRELIMINARY PROXY CARD



PROXY                    NATIONAL EDUCATION CORPORATION                    PROXY
                           18400 VON KARMAN AVENUE
                           IRVINE, CALIFORNIA 92715

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Philip C. Maynard, Keith K. Ogata and Glen Medwid, and each of them, the undersigned's proxy, with full power of substitution, to attend the Annual Meeting of Stockholders of National Education Corporation on Wednesday, May 29, 1996 at the Radisson Lackawanna Station Hotel, 700 Lackawanna Avenue, Scranton, Pennsylvania, at 8:30 a.m., local (east coast) time, and any and all adjournments or postponements thereof, and to vote all shares of common stock held by the undersigned as of April 1, 1996 (the record date with respect to this solicitation) as designated on the reverse side.


               CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
                                                                SEE REVERSE
                                                                   SIDE

                           [Reverse side of Proxy]

 X  PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT WHEN NO DIRECTION IS GIVEN, THEY WILL BE VOTED IN FAVOR OF ITEMS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS

    NOMINEES:  David Bonderman, Michael R. Klein
               John J. McNaughton

        ____ FOR   ____ WITHHELD

        ____  ______________________________________
              FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 50,000,000 TO 65,000,000.

        ____ FOR     ____ AGAINST   ____ ABSTAIN

3.  AUDITORS

    Approval and ratification of selection of Price Waterhouse as the Company's independent auditors for the fiscal year ending December 31, 1996.

        ____ FOR       ____ AGAINST   ____ ABSTAIN

    In their discretion, the proxy holders are authorized to vote on all such other matters as may properly come before the meeting or any adjournment thereof.

                                MARK HERE
                                FOR ADDRESS
                                CHANGE AND
                                NOTE AT LEFT   ____

Please sign exactly as your name appears hereon, date, and return this Proxy promptly in the reply envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners must each sign personally.

PLEASE BE CERTAIN YOU HAVE   Signature:__________________________Date__________
DATED AND SIGNED THIS PROXY. Signature:__________________________Date__________

                                                          PRELIMINARY PROXY CARD



CONFIDENTIAL VOTING INSTRUCTIONS


PROXY                      NATIONAL EDUCATION CORPORATION                  PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: PUTNAM FIDUCIARY TRUST COMPANY AS TRUSTEE UNDER THE NATIONAL EDUCATION
    CORPORATION RETIREMENT PLAN

 I hereby instruct the Trustee to vote in person or by proxy all the shares of National Education Corporation Common Stock which are credited to my account at the Annual Meeting of Stockholders of National Education Corporation to be held at the Radisson Lackawanna Station Hotel, 700 Lackawanna Avenue, Scranton, Pennsylvania, at 8:30 a.m., local (east coast) time, on Wednesday, May 29, 1996, and at any adjournment thereof, on the following matters, as provided in the Proxy Statement, and in its discretion, or the discretion of its proxy, upon any other matter which may properly come before the meeting or any adjournment thereof.


                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
                                                                   SEE REVERSE
                                                                      SIDE

                           [Reverse side of Proxy]

X PLEASE MARK
  VOTES AS IN
  THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT WHEN NO DIRECTION IS GIVEN, THE TRUSTEE WILL VOTE THE SHARES IN THE NATIONAL EDUCATION CORPORATION RETIREMENT PLAN AS DIRECTED BY THE NATIONAL EDUCATION CORPORATION RETIREMENT PLAN COMMITTEE, EXCEPT AS LIMITED BY LAW.

1.  ELECTION OF DIRECTORS

    NOMINEES:   David Bonderman, Michael R. Klein
                John J. McNaughton

        ____ FOR   ____ WITHHELD

        ____  ______________________________________
              FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 50,000,000 TO 65,000,000.

        ____ FOR      ____ AGAINST  ____ ABSTAIN

3.  AUDITORS

    Approval and ratification of selection of Price Waterhouse as the Company's independent auditors for the fiscal year ending December 31, 1996.

        ____ FOR      ____ AGAINST  ____ ABSTAIN

    In their discretion, the proxy holders are authorized to vote on all such other matters as may properly come before the meeting or any adjournment thereof.

                                        MARK HERE
                                        FOR ADDRESS
                                        CHANGE AND
                                        NOTE AT LEFT  ____

Please sign exactly as your name appears hereon, date, and return this Proxy promptly in the reply envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should indicate that fact and give their full title. Joint owners must each sign personally.

PLEASE BE CERTAIN YOU HAVE    Signature:__________________________Date__________
DATED AND SIGNED THIS PROXY.  Signature:__________________________Date__________